EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2018 (this “Amendment”), modifies that certain Amended and Restated Credit Agreement, dated as of May 5, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among ATHENAHEALTH, INC., a Delaware corporation (the “Borrower”); each guarantor from time to time party thereto (the “Guarantors”); each lender from time to time party thereto (the “Lenders”); and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other Lenders and as the Swing Line Lender and the L/C Issuer. Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement.
RECITALS
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement as specifically set forth in this Amendment; and
WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement on the terms, subject to the conditions, and in reliance on the representations set forth herein.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
Section 1.    Amendments to Credit Agreement.

(a)	Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by:

i.	revising the definition of “Consolidated EBITDA” by inserting the following new sentence immediately following the end of such definition:

“    Notwithstanding the foregoing, (a) the Borrower and its Subsidiaries shall be permitted to add back to the calculation of Consolidated EBITDA pursuant to the clause (a)(v) above, one-time non-recurring severance costs and expenses, payments to employees on account of their equity ownership and one-time compensation charges incurred in connection with the restructuring undertaken by the Borrower and its Subsidiaries during the last fiscal quarter of the 2017 fiscal year, and (b) the effects of non-cash gains or losses pursuant to GAAP resulting from revaluation of equity Investments of the Borrower and its Subsidiaries not prohibited by this Agreement shall, in each case, be disregarded for purposes of determining Consolidated EBITDA.”

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ii.    restating clause (d)(i) of the definition of “Defaulting Lender” in its entirety as follows:

“become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or”

iii.    deleting the definition of “ERISA” appearing therein in its entirety and inserting in lieu thereof the following:

“ “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.”

iv.    inserting the following new definitions therein in the proper alphabetical order:

“ “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

“ “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

“ “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section (3)(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.”

“ “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

“ “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

“ “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any

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EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

“ “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”

“ “LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).”

“ “LIBOR Successor Rate” has the meaning set forth in Section 3.03.”
“ “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower).”

“ “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.”

“ “Scheduled Unavailability Date” has the meaning set forth in Section 3.03.”

“ “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(b)	Section 1.03 (Accounting Terms) of the Credit Agreement is hereby amended by:

i.	deleting the word “and” appearing immediately prior to clause (ii) of the second sentence contained in Section 1.03(a) and inserting in lieu

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thereof a semicolon (“;”) after the word “disregarded” appearing in clause (i) thereof;

ii.
restating clause (ii) of the second sentence contained in Section 1.03(a) to read “(ii) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 or otherwise on the definitions and covenants herein, at the written election of the Borrower made to the Administrative Agent (which election may be made only once during the term of this Agreement and shall remain for the duration of the Agreement once made), GAAP as in effect on the Closing Date shall be applied,”; and

iii.	(z) inserting the following new clause (iii) in the second sentence contained in Section 1.03(a):

“        and (iii) solely with respect to fiscal periods commencing on or after January 1, 2018, the impact of FASB ASC 606 and FASB ASC 340-40 on revenue recognition and amortization of associated costs and expenses shall be given effect.”

(c)
Section 2.17(a)(iv) (Reallocation of Applicable Percentages to Reduce Fronting Exposure) of the Credit Agreement is hereby amended by restating the last sentence of such section in its entirety as follows:

“    Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

(d)	Section 3.03 (Inability to Determine Rates) of the Credit Agreement is hereby amended by inserting the following immediately after the last paragraph of such Section 3.03:

“    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

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(ii)     the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.”

(e)	Section 5.12 (ERISA Compliance) of the Credit Agreement is hereby amended by inserting the following to appear as a new clause (d) at the end thereof:

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“    (d)    The Borrower does not and will not hold “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of any Benefit Plans.”

(f)	Article V of the Credit Agreement (Representations and Warranties) is amended by inserting the following to appear as a new Section 5.21 (EEA Financial Institutions) thereof:

“    5.21    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.”

(g)	Article IX of the Credit Agreement (Administrative Agent) is amended by inserting the following to appear as a new Section 9.11 (Lender Representation) thereof:

“    9.11    Lender Representation. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments

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and this Agreement, and (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (a) through (g) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.

(b)     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)     none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

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(v)     no fee or other compensation is being paid directly to the Administrative Agent, the Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)     The Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

(h)	Section 10.07 of the Credit Agreement (Treatment of Certain Information; Confidentiality) is amended by inserting the following new paragraph at the end of such Section 10.07:

“    In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and other customary information about this Agreement, on a confidential basis, to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with league table reporting.”

(i)	Article X of the Credit Agreement (Miscellaneous) is amended by inserting the following to appear as a new Section 10.20 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) thereof:

“    10.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or any L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion

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powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 2.    Conditions Precedent. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:

(a)    Documentation. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors, the Administrative Agent, and the Required Lenders.
(b)    No Default. On the Effective Date and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
Section 3.    Representations and Warranties. The Borrower hereby represents and warrants, on behalf of itself and its Subsidiaries, to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties of the Borrower set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the

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text thereof) on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date; (b) no Default or Event of Default has occurred and is continuing; and (c) the Credit Agreement and all other Loan Documents are and remain legally valid, binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 5.    Amendment as Loan Document. This Amendment constitutes a “Loan Document” under the Credit Agreement.

Section 6.    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date of the Amendment, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations under the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 7.    Costs and Expenses. The Borrower shall pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges, and disbursements of counsel to the Administrative Agent) incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment.

Section 8.    Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

Section 9.    Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10.    Limited Effect. This Amendment relates only to the specific matters expressly covered herein; shall not be considered to be an amendment or waiver of any rights or

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remedies that the Administrative Agent or any Lender may have under the Credit Agreement, under any other Loan Document (except as expressly set forth herein), or under Law; and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

Section 11.    Ratification by Guarantors. Each of the Guarantors hereby agrees and consents to this Amendment and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 11. Each of the Guarantors hereby further acknowledges that Borrower, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or amendments of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ATHENAHEALTH, INC., as the Borrower
By: /s/ Marc Levine
Name: Marc Levine
Title: Chief Financial Officer

GUARANTORS:
ATHENAHEALTH MA, INC.

By: /s/ Jessica Collins
Name: Jessica Collins
Title: Secretary

EPOCRATES, INC.

By: /s/ Jessica Collins
Name: Jessica Collins
Title: Assistant Secretary

ATHENA ARSENAL, LLC

By: /s/ Jessica Collins
Name: Jessica Collins
Title: Secretary

RAZOR INSIGHTS, LLC

By: /s/ Jessica Collins
Name: Jessica Collins
Title: Secretary

BANK OF AMERICA, N.A., as
Administrative Agent
By: /s/ Linda E. Alto
Name: Linda Alto
Title: Senior Vice President

BANK OF AMERICA, N.A., as
a Lender, Swing Line Lender and L/C Issuer
By: /s/ Linda E. Alto
Name: Linda Alto
Title: Senior Vice President

TD BANK, N.A., as a Lender and a L/C issuer

By: /s/ Shivani Agarwal
Name: Shivani Agarwal
Title: Senior Vice President

FIFTH THIRD BANK, as a Lender

By: /s/ Joshua N. Livingston
Name: Joshua N. Livingston
Title: Duly Appointed Signatory
U.S. BANK NATIONAL ASSOCIATION, as a Lender and a L/C Issuer

By: /s/ Kevin Behrends
Name: Kevin Behrends
Title: Assistant Vice President
SANTANDER BANK N.A., as a Lender

By: /s/ Jay L. Massimo
Name: Jay L. Massimo
Title: Senior Vice President
RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By: /s/ Prasanna Manyem
Name: Prasanna Manyem
Title: Vice President

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Darci Buchanan
Name: Darci Buchanan
Title: Senior Vice President

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